Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-242387) pertaining to the 2020 Employee Incentive Award Plan of BigCommerce Holdings, Inc.,
(2)
Registration Statement (Form S-8 No. 333-256007) pertaining to the 2020 Equity Incentive Plan of BigCommerce Holdings, Inc.,
(3)
Registration Statement (Form S-8 No. 333-258679) pertaining to the 2021 Inducement Equity Incentive Plan of BigCommerce Holdings, Inc.,
(4)
Registration Statement (Form S-3 No. 333-262662) of BigCommerce Holdings, Inc.,
(5)
Registration Statement (Form S-8 No. 333-270261) pertaining to the 2020 Equity Incentive Plan of BigCommerce Holdings, Inc., and
(6)
Registration Statement (Form S-8 No. 333-27936) pertaining to the 2020 Equity Incentive Plan of BigCommerce Holdings, Inc.;

of our reports dated February 27, 2025, with respect to the consolidated financial statements of BigCommerce Holdings, Inc. and the effectiveness of internal control over financial reporting of BigCommerce Holdings, Inc. included in this Annual Report (Form 10-K) of BigCommerce Holdings, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Austin, Texas

February 27, 2025